UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

CROFF ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 North Maple Drive, Suite 208

Beverly Hills, CA 90210

(Address of principal executive offices and Zip Code)

(310) 746-5652

(Registrant’s telephone number, including area code)

9903 Santa Monica Blvd., Suite 287, Beverly Hills, CA 90212

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and information relating to the Company that are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to management, including statements related to the markets for the Company’s products, general trends and trends in the Company’s operations or financial results, plans, expectations, estimates and beliefs. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “opinion,” “will” and similar expressions and their variants, as they relate to the Company or the Company’s management, may identify forward-looking statements. Such statements reflect the Company’s judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the risk factors described herein, which may have a significant impact on the Company’s business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. See “Item 2.01. Risk Factors” for examples of factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. The Company undertakes no obligation to update forward-looking statements.

EXPLANATORY NOTE

Upon the closing of the Agreement and Plan of Reorganization as described more fully below, Croff Enterprises, Inc., a Utah corporation (“Croff”), became the parent company of America’s Minority Health Network, Inc., a Delaware corporation (“America’s Minority Health Network”). Unless otherwise provided in this current report on Form 8K (the “Report”), all references in this Report to “we,” “us,” “our Company,” “our,” “Croff,” the “Company,” or the “Registrant” refers to the combined Croff Enterprises, Inc. entity, together with its wholly owned subsidiary, America’s Minority Health Network. Unless otherwise indicated in this Report, all references in this Report to the Company’s Board of Directors shall refer to the Board of Directors of Croff, which was reconstituted upon the closing of the Agreement and Plan of Reorganization. The business operations of Croff following the Agreement and Plan of Reorganization consist of those of its subsidiary, America’s Minority Health Network. This Report contains summaries of the material terms of various agreements executed in connection with the Agreement and Plan of Reorganization and subsequent transactions.

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Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2009, Croff Enterprises, Inc., a Utah corporation (“Croff”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with AMHN Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of Croff (“Merger Sub”), America’s Minority Health Network, Inc., a Delaware corporation (“America’s Minority Health Network”) and the major shareholders of the America’s Minority Health Network (the “Major Shareholders”). The terms of the Agreement provide for (i) the transfer of 100% of the issued and outstanding shares of common stock of America’s Minority Health Network in exchange for the issuance to the shareholders of American’s Minority Health Network of an aggregate of 13,693,689 shares of common stock of Croff (the “Croff Common Stock”) at a conversion ratio where one share of America’s Minority Health Network is converted into 13,693.689 shares of Croff; (ii) the resignations of Croff’s officers and directors prior to the consummation of the Agreement and the election and appointment of officers and directors as directed by America’s Minority Health Network; and (iii) America’s Minority Health Network to become a wholly owned subsidiary of Croff. A full description of the terms of the Agreement (the “Transaction”) is set forth in the Agreement as filed as an exhibit to the Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2009 and is also contained in our discussion of the Transaction in Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

AGREEMENT AND PLAN OF REORGANIZATION WITH

AMERICA’S MINORITY HEALTH NETWORK, INC.

On July 27, 2009, the Closing Date of the Transaction pursuant to the terms and conditions of the Agreement, Croff acquired 100% of the issued and outstanding shares of America’s Minority Health Network in exchange for the issuance of an aggregate of 13,693,689 shares of Croff Common Stock. In accordance with the provisions of this triangulated merger, Merger Sub shall be merged with and into America’s Minority Health Network as of the Effective Date of the Agreement, as that term is defined therein. Upon consummation of the Agreement and all transactions contemplated therein, the separate existence of Merger Sub shall cease, Croff becomes the surviving parent corporation, and America’s Minority Health Network becomes its wholly owned subsidiary.

Forward Split

Prior to and in anticipation of the Transaction, the Croff Board of Directors consented to and approved a three-for-one forward split of Croff’s 1,017,573 issued and outstanding shares of Common Stock (the “Forward Split”) while maintaining the current number of authorized shares of Common Stock (50,000,000 shares) and the current par value per share ($0.10). The Company set the Record Date for determining the shareholders entitled to receive the Forward Split shares as July 23, 2009, with a Pay Date of July 24, 2009. As a result of the Forward Split, each share of Common Stock outstanding on the Record Date, without any action on the part of the holder thereof, became three shares of Common Stock. This action increased the number of shares of Common Stock outstanding to 3,052,719 while keeping the number of authorized shares and par value of such shares the same. On the Pay Date, the Company’s transfer agent issued and mailed to the eligible shareholders of record, two additional shares of Common Stock for each share of Common Stock held by the shareholder, thereby effectuating the Forward Split on a 3:1 basis.

Based upon 1,017,573 shares of Common Stock outstanding on the Record Date, the Forward Split would increase the outstanding shares of Common Stock by 200% and 3,052,719 shares of Common Stock became outstanding. Consummation of the Forward Split did not result in a change in the relative equity position or voting power of the shareholders of Croff.

Surrender of Shares by Croff Majority Shareholder and Issuance of Shares After Closing

In contemplation of the Transaction and immediately after the consummation of the above-referenced Forward Split, Terrace Lane, LLC, a Delaware limited liability company (“Terrace”), an entity that was a majority shareholder of Croff prior to the Closing of the Transaction, surrendered 100% of its shares of Common Stock of Croff (1,935,000 shares) to Croff. The shares were cancelled and returned to the authorized but unissued shares of Croff. Pursuant to the terms of the Agreement and subsequent to the Closing of the Transaction, Croff issued Terrace 403,802 shares of Common Stock, which shares were covered under a Registration Rights Agreement granting Terrace piggy back registration rights for the shares. The Registration Rights Agreement is attached as an exhibit to this Report.

Interim Funding For America’s Minority Health Network by Strategic Vendor and Principal Shareholder

As of the date of the Closing, America’s Minority Health Network advised that it has no less than seventy-seven (77) subscriptions from African-American doctors for the services offered by the network. As of the date of this Report, of the seventy-seven (77) subscription commitments from doctors, approximately fifty-two (52) locations are currently installed and running programming.

Prior to the Closing, America’s Minority Health Network received a letter from Seatac Digital Resources, Inc., offering funding or commitments for funding in the form of short term loans that in the aggregate may amount up to $500,000 to cover operations of American’s Minority Health Network for six (6) months. Through Seatac Digital Resources, Inc., a strategic vendor and principal shareholder whose relationship is discussed herein under “Current Business of Our Company-Strategic Vendors” (“Seatac”), America’s Minority Health Network obtained (i) a $100,000 loan through the issuance of a five-percent (5%) promissory note due on demand (the “Note”), and (ii) a letter of commitment for an additional loan of up to $500,000 (“Commitment Letter”), as noted above. The Note and Commitment Letter are attached as exhibits to this Report. The details of these transactions are further discussed herein under “Certain Relationships and Related Transactions and Director Independence.”

Aggregate Beneficial Ownership of Croff’s Common Stock After the Transaction

On the Closing Date, and after giving effect to (i) the Forward Split, (ii) the surrender of 1,935,000 shares owned by Terrace, (iii) the issuance of 403,802 shares to Terrace, and (iv) the issuance of the 13,693,689 shares of Croff Common Stock to the shareholders of America’s Minority Health Network, there are 15,215,210 shares of Common Stock of Croff issued and outstanding. The aggregated beneficial ownership of the Company’s shares of outstanding Common Stock on a fully diluted basis is as follows:

•

The shareholders who exchanged their shares of America’s Minority Health Network stock in connection with the Transaction acquired an aggregate beneficial ownership of ninety percent (90%) of the issued and outstanding shares of Common Stock of Croff; and

•

Persons beneficially owning 100% of the shares of Common Stock of Croff immediately prior to the consummation of the Transaction were diluted to an aggregate beneficial ownership of ten percent (10%) of the issued and outstanding shares of Common Stock of Croff.

A discussion of beneficial ownership of our directors, officers and principal shareholders is set forth herein in Security Ownership of Certain Beneficial Owners and Management.

FORM 10 INFORMATION

THE BUSINESS

Corporate Overview and History of Croff

The Company was incorporated in Utah in 1907 under the name Croff Mining Company. The Company changed its name to Croff Oil Company in 1952 and in 1996 changed its name to Croff Enterprises, Inc. In the twenty (20) years prior to 2008, the Company’s operations consisted entirely of oil and natural gas production. Due to a spin-off of its operations, the Company has no business operations or revenue source, and has reduced its operations to a minimal level, although it continues to file reports required under the Securities Exchange Act of 1934. As a result of the spin-off and prior to the Transaction described herein, the Company was a “shell company” under the rules of the Securities and Exchange Commission (“SEC”). The Company’s office is located at 345 North Maple Drive, Suite 208, Beverly Hills, California 90210.

Pursuant to the Transaction described in Item 2.01 above, Croff acquired America’s Minority Health Network, Inc., a Delaware corporation (“America’s Minority Health Network”), as a wholly owned subsidiary on July 27, 2009 and ceased being a shell company. Additionally, due to the Transaction, Croff experienced a change in control and the former shareholders of America’s Minority Health Network acquired control of the Company. Unless otherwise stated or unless the context otherwise requires, the description of our business set forth below is provided on a combined basis, taking into account our newly-acquired wholly owned subsidiary, America’s Minority Health Network.

Corporate Overview and History of America’s Minority Health Network, Inc.

America’s Minority Health Network, Inc. was incorporated in the State of Delaware in April 2009. It is a development stage company that was formed to provide direct-to-consumer television programming in 100 subscribing African-American medical offices across the United States with a rollout plan for an additional 900 subscribing locations. Each month, the network digitally delivers updated healthcare segments and advertising in high definition directly to waiting rooms of subscribing offices.

America’s Minority Health Network maintains a website at www.AMHNTV.com.

Current Business of Our Company

As of July 27, 2009, the Closing Date of the Agreement, our Company’s sole business became that of our subsidiary, America’s Minority Health Network. America’s Minority Health Network is a place-based provider of digital video education for medical practices who primarily service minorities. Research has shown that due to socioeconomic and sociopolitical issues, African-Americans suffer from exceptionally high mortality and morbidity rates. Lack of proper healthcare education has been cited as one of the factors leading to higher health risks for the African-American community. America’s Minority Health Network provides a digital platform to increase African-American health education awareness that can increase the longevity and well-being of African-American men and women, while providing relevant advertising of related products. America’s Minority Health Network has created a viable solution to meet the needs of physicians who are constantly searching for ways to better inform their patients and for advertisers that are searching for ad space to communicate specific products to African-Americans.

America’s Minority Health Network currently provides direct-to-consumer television programming across the United States to seventy-seven (77) subscribing medical offices with a predominantly African-American patient base, with an intended rollout plan to one thousand (1,000) subscribing locations in our first phase. Each month updated healthcare segments and relevant advertising are digitally delivered in high definition directly to waiting rooms filled with a well-defined African-American target audience. Medical office waiting rooms provide a captive audience with the typical presence of over 1,000 patients per month per location, where viewers are pre-disposed to watch and listen to the pertinent information offered.

America’s Minority Health Network offers an innovative African-American education tool for doctors to use in promoting the health and welfare of the African-American community. Programming is viewed in the doctor’s reception area and designed to encourage minority patients to seek further information on the programming and advertising from their healthcare provider. The engaging programming creates awareness about preventative health care measures while educating African-Americans on specific minority related issues and illnesses.

Programming is delivered in high definition using the existing high-speed Internet connection in each subscribing physician’s office. The programming is broadcast on a 32” LCD monitor and digital media server provided by us free of charge. Segments are broadcast on state-of-the-art equipment with full audio/video and on-screen subtitles in either English or Spanish. The digital media system is installed and maintained by us at no charge to participating offices. The digital system is programmed to coincide with office hours. Our network is advertiser-supported which enables us to offer a complimentary three-year subscription to physician’s offices. The subscription includes installation and servicing of the equipment and periodically updated programming for the three-year term.

America’s Minority Health Network currently has seventy-seven (77) locations installed or under contract for installation, and fourteen (14) programming segments are being distributed to the installed offices via our broadband delivery system. All content, scripts and advertisements will be selected and reviewed for relevancy and accuracy by our medical advisory board we are forming. Scripts are sent to our production vendor for creation of programming and final insertion of educational segments and advertisements.

Advertisers are assured that our advertising model fulfills the following important expectations for maximizing return on their investment:

a)	Frequency of Program Exposure – Each advertisement runs once per hour per spot purchased. Every hour has 22 available commercial spots along with 22 billboard ads (12 minutes of advertising). With each spot purchased, we offer a free billboard advertisement in the opposing half hour, assuring exposure to every viewer within the average waiting time.

b)	Point of Care – Advertising on our network is targeted specifically to patients at a time when they are waiting for healthcare and generally more willing to listen, comprehend and consider healthcare issues and health related products. Patients’ increased awareness and interest can translate into more in-depth conversations with their personal doctors.

c)	Captive Targeted Audience – We provide a captive, targeted audience comprised of African-Americans who are unable to ad skip or channel surf through commercials. Advertisers are able to generate highly effective ads due to the niche specific audience demographic.

d)	Perceived Recommendations – Advertising viewed in the waiting room may instinctively be perceived to be endorsed by the patient’s most trusted healthcare advisor—their own doctor. For this reason, we plan for all advertising on our network to be rigorously scrutinized by our medical advisory board prior to being presented to the patient.

e)	Programming Surveys – Programming is streamed directly to the medical office waiting room via broadband Internet and displayed on a digital flat screen, 32” viewing system equipped with a digital player. As advertisers require that demographic reporting be accessible at any time, the system includes real-time monitoring to provide (i) hours of programming viewed per day, (ii) segments broadcast, and (iii) advertising displayed. This reporting provides advertisers with the confidence that the product message is reaching their targeted audience.

Benefits to the Medical Practice

Our network reaches African-Americans during a receptive time when information gathered from programming and advertising is directed to a patient who is more responsive to the recommendations of their healthcare provider and who is open to scheduling additional services. Our network’s system also enhances the aesthetics of the waiting rooms while providing detailed and relevant educational programming.

Benefits to African-American Patients

Our network educates African-American patients in an engaging and informative manner. We encourage patients to ask their healthcare provider questions about their personal healthcare including minority specific illnesses and issues. Patients better understand standards of care, resulting in more effective healthcare communication with their healthcare provider and African-American patients benefit from top quality products and medical services promoted on America’s Minority Health Network.

Benefits to Sponsors and Advertisers

Our network offers a rare and valuable opportunity to present the advertiser’s product in a controlled environment outside of the home, free from distractions and remote controls. We provide a credible environment where consumer purpose, programming content and advertiser message meet and interact. The advertiser’s message carries an implied recommendation of the viewer’s personal doctor or healthcare provider. Our captive audience is unable to ad skip or channel surf through commercial air time and already has an emotional connection to the message due to the targeted material and the environment.

Overview of Digital Signage Industry

The cornerstone of America’s Minority Health Network’s operation model is the digital signage network. Wikipedia defines digital signage as “a form of electronic display that shows information, advertising or other images and is usually located in public and private environments like retail stores and corporate offices. Advertising using digital signage is a form of Out-of-Home advertising in which content and messages are displayed on digital signs with a common goal of delivering targeted messages to specific locations at specific times. The benefits of digital signage over traditional static signs are that the content can be exchanged more easily, animations can be shown, and the signs can be adapted to the context and audience. Digital signage also offers superior return on investment compared to traditional printed signs.”

Some of the places that digital signage is used today include:

•	Airports, train and bus stations to keep travelers up-to-date on arrival and departure times while providing an advertising vehicle for on-premise shops and restaurants.

•	Waiting rooms, including other non-niche related spaces like medical offices, dental offices, veterinarian offices, and associated testing labs.

•	Retail spaces to communicate with customers about in-store specials, to direct customers to other parts of the store, to manage traffic and hotspots, and to convey brand messages.

•	Banks to display interest rates and key product information including lifestyle messages and branding.

•	Casinos and entertainment venues to create a customer experience that is consistent with the ambiance and atmosphere of excitement.

It is important to understand that digital signage is increasingly becoming the venue of media advertising as it effectively addresses five key areas: (i) place, (ii) time, (iii) audience, (iv) content, and (v) cost/benefit analysis.

•

Place: Because the specific location of each of our network displays is known, this information can be leveraged to deliver more appropriate and relevant content to the particular office location. Content can then be strategically created with this in mind to help maximize our advertisers’ return on investment.

•

Time: Our network is controlled by a remote computer system and content is ‘served’ to the player and screen. Understanding the average doctors’ office waiting time enables us to carefully divide content into 22 spots per hour.

•

Audience: Understanding the time/place of our African-American audience niche, demographic and psychographic information can be well specified. This allows for highly relevant “narrowcasting” that enables our advertisers to better connect with the audience.

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Content: Having dynamic, digital, full-motion audio/video content has numerous advantages over other forms of advertising. Compared to print, the content creation and distribution is far more rapid and less costly. Additionally, the content can be customized and tailored “on-the-fly” to each display device separately. Finally, the medium allows for various types of media to be displayed including, video, billboard/display, animation, and text messages.

•

Cost/Benefit Analysis: Until very recently, the idea of deploying a flat screen (or a network of flat screens) simply wasn’t viable or cost effective. Screens were too expensive, too big, and had too short a lifespan. The meager and anemic Return on Investment (ROI) would not justify the time and expense. The LCD/Plasma revolution changed the rules. Screens are now so affordable they can rival the printing costs of static posters. They are thin, lightweight, and are capable of being mounted on a wall, which means CRT monitors hanging on ceiling mounts are a thing of the past. Screens can communicate with computer networks and download new content via broadband Internet, eliminating the days where employees hand delivered VCR tapes to players.

One of the major decisions that digital signage networks are faced with has to do with connectivity, or how the screens in the network are going to be connected. With widespread distribution and availability of broadband Internet access, the popular choice to date has been the use of a hard-wired Intranet system similar to a local area network (LAN) in an office environment. All screens are connected using CAT5 Ethernet cables (now with a Wi-Fi-option) and have direct access to the Internet.

Strategic Vendors

We have outsourced our system integration, network management, and content creation through strategic relationships with highly experienced out-of-home (OOH) network industry experts including Seatac Digital Resources, Inc. and Saddle Ranch Productions, Inc. These companies are principal shareholders of the Company, each owning 27% of our outstanding shares of Common Stock and an executive from each Company serves as a member of our Company’s board of directors.

Seatac Digital Resources, Inc.

Seatac Digital Resources, Inc., a Delaware corporation (“Seatac”), is an experienced integrator in the healthcare based OOH network space. Seatac has installed more than 5,000 screens in medical offices around the United States and is the system integrator for KidCARE Medical Television Network, Inc.,

Women’s HealthCARE Television Network, Inc., and PetCARE Television Network, Inc., networks with a similarly based subscription and advertising supported network directed to a niche market. Seatac not only provides our system integration, but also our network management and maintenance support. Seatac is responsible for procuring all equipment, kitting hardware packages, and handling shipping and installation logistics. Once the hardware installation is complete, Seatac becomes responsible for our total network management and overall functionality of our network.

Through our association with Seatac, our network is provided the following unique features:

•	Web browser based operation

•	Easily scalable from 10 to 10,000+ media players

•	Superb network monitoring leading to high reliability and lowest total cost of ownership

•	Highly secure architecture

•	On screen sophisticated interactive play-list editor

•	Content management and distribution

•	Digital asset management

•	Reporting and market analysis

•	Support for synchronized screens

•	Central, regional or local content distribution support

We pay Seatac a service and maintenance fee of $87 per location per month. To date, 52 locations have been installed and are currently running programming with an additional 25 offices under contract.

In May 2009, America’s Minority Health Network paid Seatac an advance of $350,000 for equipment for its first 100 locations at $3,500 each. On July 22, 2009, Seatac loaned America’s Minority Health Network an additional $100,000 for working capital, as discussed herein under “Certain Relationships and Related Transactions and Director Independence”.

Saddle Ranch Productions, Inc.

Saddle Ranch Productions, Inc., located in Los Angeles, California (“Saddle Ranch”), is a leading content provider for the medical OOH network space. Saddle Ranch has extensive experience creating content for OOH networks including the programming for KidCARE Medical Television Network, Inc., Women’s HealthCARE Television Network, Inc., and PetCARE Television Network, Inc. Saddle Ranch has produced an extensive library of almost 500 programming segments for OOH networks as well as long and short commercial spots.

We have an agreement with Saddle Ranch to provide us cost efficient services as our content creator. In May 2009, America’s Minority Health Network paid Saddle Ranch an advance of $350,000 to cover the production of the first 35 programming segments. To date, 14 segments have been produced and delivered. Each segment costs us $10,000 and has a running time of approximately five (5) to eight (8) minutes.

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Production Talent and Content Categories

Sky Kelley, our President and Chief Executive Officer, is the featured spokesperson for our network’s content segments. Current and future segments covering various African-American health related issues are as follows:

ADHD

Alzheimer’s

Arthritis

Asthma

Avoiding Heart Attacks

Breast Cancer

Caregivers

Cholesterol

Clinical Trials

Colon Cancer

Congestive Heart Failure

Cosmetic Surgery

Depression

Diabetes

Erectile Dysfunction

Family Planning

Fitness

Foot Care

GERD (Acid Reflux Disease)

Glaucoma

Health and Wellness

Health Insurance

Heart Disease

Hepatitis

HIV/AIDS

Kidney Disease

Middle-Age Lifestyles

Migraines

Obesity

Oral Care

Osteoporosis

Pregnancy

Prostate Cancer

Respiratory Ailments

  (with allergies)

Respiratory Ailments

  (without allergies)

Sickle Cell Disease

Skin Care

Sleep Deprivation

Smoking

Stroke

Marketing Strategy

The OOH network industry is rapidly becoming the most effective platform for new media advertising. PQ Media, the leading provider of alternative media research, forecasted that domestic OOH network spending will grow at a compound annual rate of 12.9% from 2007 to 2012. The creation of the DVR has negatively affected the power of the advertising dollar. Consumers no longer serve as captive audience members and, therefore, traditional media outlets such as television and radio are less attractive to brands and ad agencies. In order to gain a better return on investment from each advertising dollar, agencies and brands are searching for creative ways to reach consumers. America’s Minority Health Network will provide both a captive audience to advertisers and an African-American niche specific customer base that, until now, has been difficult to reach.

America’s Minority Health Network is the first OOH digital network company to focus its efforts on the niche specific African-American market. We recognize the need in the African-American community for minority specific health information and the desire of the advertising agencies to find an outlet to reach African-American consumers. We provide a digital platform to increase African-American health education awareness while providing relevant advertising that may increase the longevity and well-being of African-American men and women. We plan to market to doctors currently serving the African-American community and to advertising agencies and brand representatives focused specifically on marketing products to the African-American niche market. We believe our marketing plan will position our network as the leader in the minority OOH network space.

America’s Minority Health Network’s comprehensive marketing plan has already generated significant interest for the network during preliminary beta testing. The two core components of our plan that will contribute to our success are subscription sales and advertising sales. We recruit new medical office locations through our subscription sales department. Our advertising sales department is responsible for selling ad space and sponsorships on our network.

Subscription Sales

According at the 2005 Health Affairs Study conducted by the Center for Studying Health System Change in Washington, D.C., there are approximately 30,000 physicians nationwide with a predominantly African-American patient base. We believe we can provide a strategic solution for them to increase revenue and reduce costs. The three ways that these doctors can increase revenue are to (i) service more patients, (ii) sell more services to patients that they already serve, or (iii) charge more per patient. We believe our network’s system will be welcomed in their offices because it provides much-needed educational services to African-American patients, increases the doctor’s professional image, and produces benefits with no out-of-pocket costs from the doctors. Our educational programming’s focus and niche- specific product advertising will assist in increasing the number of services and products that patients become aware of and consume. Doctors will benefit financially from an increase in patient education as an informed patient is more inclined to be receptive to additional services.

Using a proprietary database, our subscription sales arm tailors its marketing efforts to physicians serving a majority of African-American patients. First, we contact the doctors through direct mail and then follow up with a personal phone call to educate the doctor on our network and its benefits to the doctor and patients. Each physician is given a complimentary three-year subscription including installation of the system at no charge. Once the doctor agrees to allow the television installation, we add the doctor to our running list of subscribers. We then take the running list of subscribers to potential advertisers to peek interest in ad sales.

African-American Market Analysis

As of 2008, according to Target Market News, the Black Consumer Market Authority, the African-American U.S. niche market had an estimated purchasing power of $913 billion dollars annually. This community represents 12.3% of the total U.S. population and spends $17.8 billion dollars on healthcare annually. It is due to various socioeconomic and sociopolitical issues that African-Americans suffer from exceptionally high mortality and morbidity rates relative to other racial groups. Lack of proper healthcare education has been cited as one the factors that leads to higher health risks for the African-American community.

The Selig Center for Economic Growth is an organization primarily responsible for conducting research on economic, demographic, and social issued related to the current and future growth of the State of Georgia. In 2008, they reported that African-Americans will constitute the nation’s largest racial minority market and their economic clout will energize the U.S. consumer market as never before. The Selig Center projects that the nation’s African-American buying power will rise from $913 billion in 2008 to $1.2 trillion in 2013, with total buying power accounting for almost nine cents out of every dollar.

According to TSN Media Intelligence, advertisers spent approximately $458 million in 2002 to reach African-Americans through African-American media properties. In 2006, that spending increased by 72.8% to total $791 million. To refine our market, we identified the top 10 advertising categories on which we should place our focus, including communications, automotive (and accessories and equipment), direct response companies, media and advertising, cosmetics and beauty aids, government and politics, personal hygiene and health, hair products and accessories, restaurants, and audio/video equipment and supplies.

We categorized advertisers that target African-American consumers and identified the top ten companies spending the most money on advertising to capture that market as Procter & Gamble Co., Johnson Publishing Co., Inc., General Motors Corp., National Amusements, Inc., L’Oreal SA, Time Warner, and PepsiCo, Inc.

Advertising Sales

Based on the above market analysis, we have successfully developed a two tier advertising sales methodology by designing a strategy that uses both a brand pitch and an ad agency pitch. We leverage the running list of subscribers to attract brand and agencies’ advertising dollars. By concentrating on the top 10 African-American advertising agencies and the top advertisers in the market, we are able to achieve an advertising sales timeframe of eight-to-twelve weeks. We are currently targeting the following top 10 African-American Advertising Agencies:

•	GloballHue

•	Carol H. Williams Advertising

•	Burrel; Communications Group (Publicis) Chicago

•	Uniworld Group (WPP)

•	Matlock Advertising & Public Relations

•	FuseE. Morris Communications

•	Footsteps (Omnicom)

•	Anderson Communications

•	Images USA

Estimated Costs for Roll-Out

To date, America’s Minority Health Network has invested $800,000 facilitating the deployment of the network’s first 100 screens. We anticipate a need for an additional $5 million in outside capital to roll out the remaining 900 locations. If we obtain these funds, we believe we will be cash flow positive within thirteen (13) months, after which our projected revenue over the next three (3) years will allow us to expand the network to approximately 3,600 locations. No assurance can be given that we will be successful in raising these funds on terms that are suitable to us or at all, and no assurance can be given that we will become cash flow positive if these funds are raised.

Growth and Expansion to Other Minority Markets

To facilitate a continual increase in revenues, America’s Minority Health Network has identified four (4) strategic areas for future expansion of its business:

•	Growth focusing on the African-American community

•	Mobile texting advertising campaigns

•	Health programming for the Hispanic market

•	Health programming for the Asian market

Growth Focusing on the African-American Community

Our current marketing plan is focused on installing 1,000 screens in the largest practices serving the African-American population in top designated market areas (“DMAs”). Urban population concentration allows easier geographic targeting and identifies that forty percent (40%) of African-Americans live in ten (10) cities. We have identified the top ten states and the top ten cities with the highest concentration of the U.S. African-American population.

The listing below shows the top ten states of African-American concentration with each state’s African-American population shown as a percentage of the state population:

• Washington, D.C. – 55% • Mississippi – 37% • Louisiana – 33% • Georgia – 30% • Maryland – 30%	• South Carolina – 29% • Alabama – 27% • North Carolina – 22% • Delaware – 21% • Virginia – 20%

By targeting cities within the above-listed top ten states, along with the following ten (10) metropolitan markets listed according to general market rank, we intend to penetrate forty percent (40%) of the African-American population within the United States.

Market	General Market Rank
New York (NY)	1
Chicago (IL)	3
Atlanta (GA)	9
Washington, D.C.	8
Philadelphia (PA)	4
Los Angeles (CA)	2
Detroit (MI)	11
Miami (FL)	15
Houston (TX)	10
Dallas (TX)	6

Once we have established a strong presence in these DMAs, we can begin to pursue smaller practices by infiltrating the top 100 DMAs, and increase the number of practices affiliated with our network.

Mobile Texting Advertising Campaigns

America’s Minority Health Network has initiatives to expand advertising through waiting room/patient interactivity. Presently, mothers control 85% of household spending and are worth more than $2 trillion to U. S. brands. Studies conducted by The Center for Media Research have shown that 60% of these mothers use text messaging, and that African-American and Hispanic mothers text more than Caucasian mothers. We are currently beta testing mobile texting advertising campaigns where advertisers purchase texting campaigns that appear on screens during the advertising portion of programming. If patients are interested in the products being featured, they can text a code. Once the code is sent, a web address is generated and sent to the consumer’s phone. The consumer can then access specific information relevant to the product of interest. Patient texting not only allows patients to gather more information about particular brands and products, it also permits advertisers to gather and track essential consumer data while providing an added revenue stream for America’s Minority Health Network.

Hispanic Market

Once we have our African-American programming in 1,000 offices, we plan to use the same business model to enter the Hispanic and Asian markets. As reported by the U.S. Census Bureau, there are 45.5 million Hispanics living in the U.S. comprising 15.3% of our country’s total population. Estimates show that by the year 2013, one in every six people in the U.S. will be Hispanic. The Selig Center found that the Hispanic community has $951 billion in disposable income and spends a greater percentage of their disposable income than Caucasians or other minorities. U.S. Hispanic buying power is forecasted to grow

349% by 2013, a projected increase that is higher than both African-American and Asian buying power. We will filter the top 25 DMAs and focus our marketing efforts on the largest Hispanic offices therein. We plan to start with a 100-screen beta test and upon successful results will roll out an additional 900 screens.

Asian Market

According to the U.S. Census Bureau, there are 13.5 million Asians living in the United States, comprising 5% of our country’s total population. The Selig Center found that the Asian community has a spending power of $509 billion and is projected to have an increase in buying power to $752 billion by 2013. Nearly all Asians are urbanites, with 95% of the U.S. Asian population located in cities. If our 100 screen beta test proves successful within the Asian market, we intend to rollout the remaining 900 screens and repeat our existing business model.

Competition

We compete for the medical OOH market space against several large competitors including Accent Health, Healthy Advice Network, and Care Media Holdings. The strength of our competitors validates our business model, proves our concept, and further exemplifies the shift toward OOH advertising. Our advantage is that while these larger competitors cater to a general market, we are the first and only OOH network to create and operate a niche medical specific OOH network for the African-American community.

Accent Health

Accent Health is the current market leader in waiting room media with 11.7 million impressions per month. Accent Health is a television-based network with CNN-produced content and full audio segments by Dr. Sanjay Gupta and Robin Meade. The programming is played in 10,000 offices nationwide. Accent Health successfully sells medical advertising to a wide range of over-the-counter and prescription brand drugs. It is currently transitioning to a digital platform to provide more real-time programming; however their menu of services appears to be limited and roll out has been slow. Three years ago, bolstered by the strength of its advertising and consumer reach, Turner Private Broadcasting sold Accent Health to Ascent Media for $58 million. In 2008, Banc of America Capital Investors (BACI) and M/C Venture Partners united to acquire Accent Health for $120 million.

Healthy Advice Network

Healthy Advice Network began as an exam room patient education company by distributing pamphlets to patients to encourage dialogue between patient and doctor. Relevant drug companies sponsor this health information. Health Advice Network has since leveraged its relationships and transitioned into a digital media network in waiting rooms by turning the pamphlets into digital content. According to its website, Health Advice Network is seen nearly 200 million times each year and is used by more than 35,000 physicians. Its parent, On-Target Media, just secured a fourth round of funding to launch and expand its digital media network.

Care Media Holdings

Care Media Holdings (“Care Media”) operates in the place-based media industry and provides advertiser-supported educational programming within the captive audience environment of medical specialty offices. Care Media currently operates three networks including KidCARE Medical Television Network, Inc., PetCARE Television Network, Inc., and Women’s HealthCARE Television Network, Inc. Currently, Care Media’s networks are seen in over 5,000 locations across the U.S. with more than 5 million views per month. Care Media’s programming is digitally delivered in high-definition using the high-speed Internet connections already existing in the offices of subscribing doctors. The programming is broadcast through a digital media server onto a 32” LDC flat-panel monitor provided by Care Media.

Our Competitive Advantage

America’s Minority Health Network has several advantages over our competition including:

•	First to market in niche space of African-American related programming

•	Strong niche play with minority medical offices

•	Seasoned and veteran management team

•	Outsourcing system integration, network management, and content creation to experienced strategic vendors

•	Focusing on locations with 1-5 doctors means access to key decision-makers

•	Economies of scale for advertisers

•	Access to shared potential ad revenue across other medical, non-niche competitive networks

We are the first to market in the OOH network medical minority specific niche. Because we are the first, there is a viable opportunity for us to capture a large percentage of the minority market share with the deployment of our first 100 screens. This will position us as the leader in the minority health network market.

Other advantages include our management and operations. Our management team consists of seasoned players who have extensive knowledge and experience within proven track records in the OOH network industry. We outsource our systems integration, network maintenance, and content production which allow us to focus on network growth through the addition of new office locations and advertising sales. Our outsourcing to strategic vendors provides us with cost savings and enables efficient company growth and development.

Domain Names

We own and operate the following registered Internet domain name: amhntv.com.

Research and Development

We currently have no dedicated research and development costs. We anticipate allocating such costs in the future for business development and other capital expenditures.

Major Customers

We currently do not have any major customers.

Government Regulation

Our programming and services are not regulated by the government and no permits specific to our industry are required in order for us to operate or sell our products and services. We are not subject to any legislation specific to our industry or our products and services.

Employees

Immediately after the Closing of the Transaction, we had two full-time employees and one part-time employee.

Corporate Information

Our corporate headquarters are located at 345 North Maple Drive, Suite 203, Beverly Hills, CA 90210. Our telephone number is 310-746-5652 and our fax number is 310-246-1862.

REPORTS TO SECURITYHOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) and our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 800-732-0330.

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RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED OR REFERRED TO IN THIS REPORT, BEFORE PURCHASING SHARES OF OUR COMMON STOCK. THERE ARE NUMEROUS AND VARIED RISKS, KNOWN AND UNKNOWN, THAT MAY PREVENT US FROM ACHIEVING OUR GOALS. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE WILL FACE. IF ANY OF THESE RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATION MAY BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND INVESTORS IN OUR COMMON STOCK COULD LOSE ALL OR PART OF THEIR INVESTMENT.

Risks Related to our Business and Our Industry

We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on April 2009. We have a limited operating history. Through June 30, 2009, our net loss from inception is approximately $532,000. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	Development and launching of our network,

•	acceptance of our network by physicians who treat African-American patients,

•	our ability to attract advertisers who want to purchase advertising space on our programming, and

•	our ability to continue our strategic vendors.

Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses which will exceed revenues for an unknown period of time. We can provide no assurance that we will be successful in generating sufficient revenues to support operations in the future. Failure to generate sufficient revenues will cause us to go out of business and you could lose your investment.

Based on our historical financials (since inception on April 2, 2009), there is uncertainty as to our ability to continue as a going concern.

In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Notwithstanding the foregoing, our cash flow deficiencies raise substantial doubt as to our ability to continue as a going concern. Also, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, or increased expenses or other events will all affect our ability to continue as a going concern.

We anticipate incurring operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitation on our operations.

We anticipate that the Company will incur operating losses and negative cash flows in the foreseeable future, and will accumulate increasing deficits as we increase our expenditures for (i) infrastructure, (ii) sales and marketing, (iii) equipment, (iv) personnel, and (v) general operating expenses. Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability. In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenue and currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

We will need additional capital to pursue our business plan and conduct our operations and our ability to obtain the necessary funding is uncertain.

We will require significant additional capital resources from sources including equity and/or debt financings in order to develop products/services and continue operations. We intend to raise up to $5 million of such additional capital. Our current rate of expenditure is approximately $50,000 per month. However, this rate of expenditure is expected to increase to approximately $125,000 per month upon funding due to, among other things, our anticipated need to hire additional employees, lease additional office space, increase our research and development investment, and the additional costs of being a public company as noted below. If we raise such additional capital our existing stockholders will experience dilution.

We will need additional capital, which may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our Common Stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

We will need to raise additional capital to fund sales and marketing and operating expenses and we intend to raise such additional capital, however, such capital may not be available or, if available, may not be on terms favorable to the Company or its stockholders.

The successful commercialization of our network and any future products or services we develop will require additional capital which will not be generated by our current operations. We estimate that the amounts we have expended to date are nominal compared to the amounts that will be required to successfully market our network. Accordingly, we will be required to raise significant additional capital. Such additional capital may not be available or, if available, it may not be available on favorable terms. Additionally, future financings may be dilutive to our existing stockholders. If we fail to obtain additional capital as and when required, our business will not succeed.

We rely on strategic vendors to provide system integration, network management, and content creation and production.

We rely on strategic vendors, including strategic vendors that are our principal shareholders, to provide system integration, network management, and content creation and production for our network. If we experience problems with any of our strategic vendors, the satisfaction of our subscribers and advertisers could suffer and our business could be adversely affected. If we experience difficulties in maintaining these relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.

Malfunctions of third party service providers could adversely affect our business which may impede our ability to attract and retain subscribers and advertisers.

To the extent that the subscribers to our network suddenly increases, the services outsourced to our strategic vendors for system integration and network management will increase proportionally. System interruptions or increases in response time could result if our vendors are unable to keep up with our subscriber growth, and, if sustained or repeated, could reduce the appeal of our networks to users and advertisers.

Our success is tied to the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication. Factors which could reduce the widespread use of the Internet include:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to the Internet servers or to users’ computers; and

•	excessive governmental regulation.

We have no control over these factors and their effect on our business.

Growth of internal operations and business may strain our financial resources.

We will be significantly expanding the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of the financial and information management systems;

•	The need to manage strategic relationships and agreements with subscribers;

•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business; and

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Failure to manage growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

Any failure to adequately expand a direct sales force will impede our growth.

We expect to be substantially dependent on a direct sales force to attract new advertising customers and to manage customer relationships. We plan to expand our direct sales force and believe that there is significant competition for qualified, productive direct sales personnel with advanced sales skills and technical knowledge. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. Recent hires and planned hires may not become as productive as expected, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. While there presently exists a high rate of unemployment, if we are unable to hire and develop sufficient numbers of productive sales personnel our business prospects could suffer.

If our network does not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our network, including, among others:

•	the perception by users of the effectiveness of our services;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

If our network does not gain acceptance by the number of doctor’s offices sufficient enough to attract advertisers, we may not be able to fund future operations, including the development of new products and services, and/or our sales and marketing efforts for our current products and services, which inability would have a material adverse effect on our business, financial condition and operating results.

The departure of Sky Kelley, our Chief Executive Officer and President, and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us.

Our success largely depends on the skills, experience and efforts of our key personnel, in particular, Sky Kelley, our Chief Executive Officer and President. The loss of Ms. Kelley, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business. In addition, we intend to enter into a written employment agreement with Ms. Kelley and with other key executives that can be terminated at any time by us or the executives. We do not maintain a key person life insurance policy on Ms. Kelley.

We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel. Inability to attract and retain such personnel could adversely affect the growth of our business. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Additionally, with the acquisition of America’s Minority Health Network and the termination of our status as a shell company, we will incur additional costs associated with our public company reporting requirements.

If we do not attract subscribers and advertisers to our network, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract subscribers and advertisers to our network. If we are unsuccessful in attracting a sufficient number of subscribing physicians and a significant number of paying advertisers, our financial condition will be harmed. To date we do not have a sufficient number of subscribers or advertisers and we cannot guarantee that we will ever have any. Even if we obtain subscribers and advertisers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ National Market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

In connection with an audit that was conducted of America’s Minority Health Network in connection with the Transaction, America’s Minority Health Network’s independent auditors identified material weaknesses in America’s Minority Health Network’s internal controls over financial reporting.

Prior to the Transaction, as a small, early-stage, privately-held company, America’s Minority Health Network historically did not maintain formal or documented internal controls over financial reporting of the same character as is generally maintained by public companies. In fact, prior to its preparations for the Transaction, America’s Minority Health Network and was not required to have it financial statements audited or reviewed. However, in connection with the Transaction, America’s Minority Health Network engaged independent auditors to audit its financial statements for certain prior periods. We have been informed that during the course of that audit, America’s Minority Health Network’s independent auditors concluded that its internal controls over financial reporting suffer from certain “material weaknesses” as defined in standards established by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants. Since America’s Minority Health Network is now our wholly owned subsidiary, the material weaknesses in America’s Minority Health Network’s internal controls over financial reporting likely result in our having material weaknesses in our internal controls over financial reporting. We intend to commence a process of developing, adopting and implementing policies and procedures to address such material weaknesses that are consistent with those of small, public companies. However, such process may be time consuming and costly and there is no assurance as to when we will effectively address such material weaknesses.

Risks Related to our Common Stock

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock thereby reducing a shareholder’s ability to resell shares of our Common Stock.

Because there is a limited public trading market for our Common Stock, you may not be able to resell your stock.

There is currently a limited public trading market for our Common Stock and there is no assurance that a more active trading market will ever develop. As such, you may have to hold your shares for an extended period of time before you are able to sell them, if at all.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our company.

Our articles of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock, with no par value per share (the “Preferred Stock”), with such designation rights and preferences as may be determined from time to time by the Board of Directors. We have previously designated a Class A Preferred Stock however; we did not issue any shares of that class of securities. We previously designated a Class B Preferred Stock and issued shares which were subsequently re-purchased and canceled. Our Board of Directors is empowered, without shareholder approval, to issue additional shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Our shares are considered “penny stocks” which imposes additional sales practice requirements on broker/dealers; as such many broker/dealers may not want to make a market in our shares which could affect your ability to sell your shares in the future.

Our shares are considered “penny stocks” covered by section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder, which imposes additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 15,215,210 shares of Common Stock outstanding after the Closing of the Transaction, 1,117,719 shares are freely tradable without restriction by stockholders who are not our affiliates and an additional 403,802 shares are covered under a registration rights agreement and owned by a non-affiliate. The remaining 13,693,689 shares of Common Stock are “restricted securities” with an aggregate of 12,324,320 shares held by our affiliates, all of which shares may be resold in the public market only if registered, pursuant to an exemption from registration, or pursuant to the applicable requirements of Rule 144.

We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

In June 2008, we declared a dividend on our Common Stock of $0.40 per share which dividend was paid on June 11, 2008 in connection with the closing of our oil and gas operations. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Securities analysts may not continue to cover our Common Stock and this may have a negative impact on our Common Stock’s market price.

The trading market for our Common Stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect our Common Stock’s market price, if any. If we are covered by securities analysts who downgrade our stock, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to our Common Stock.

SELECTED FINANCIAL INFORMATION

The following table sets forth summary historical consolidated financial and other operating data for the Company. The information set forth below should be read in conjunction with the information under “Item 9.01 – Financial Statements and Exhibits,” “Management’s Discussion and Analysis and Plan of Operations” and the consolidated financial statements and related notes and the financial statements included elsewhere in this Report.

Balance Sheet items reflect America’s Minority Health Network as of June 30, 2009, and the operations of America’s Minority Health Network which was incorporated in April 2009. Because of the limited nature of America’s Minority Health Network, the selected financials below reflect no comparison to prior year.

June 30, 2009
TOTAL ASSETS	$780,240

TOTAL LIABILITIES	$170,047
TOTAL STOCKHOLDERS’ EQUITY	610,193

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$780,240

From Inception

REVENUE, NET	$-0-
TOTAL EXPENSES	531,970

NET LOSS FOR PERIOD	$(531,970)

NET LOSS PER SHARE-BASIC AND DILUTED	$(1,072.52)

WEIGHTED AVERAGE SHARES OUTSTANDING	496

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis and Plan of Operations is derived from the consolidated financial statements and the related notes thereto of American Minority Health Network which are included at Exhibit 99.1 to the Report. The following information and discussion should be read in conjunction with such Financial Statements and notes. Additionally, this Management’s Discussion and Analysis and Plan of Operation contain certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in America’s Minority Health Network’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this Report, and our “Risk Factors” section herein. All forward-looking statements included herein are based on information available to the Company as of the date hereof, and we assume no obligation to update any such forward-looking statement.

The separate financial statements of Croff and the Management’s Discussion and Analysis and Plan of Operation with respect to the Croff financial statements are contained in Croff’s Form 10-Q filed on July 10, 2009 and are hereby incorporated into this Report by reference. The Unaudited Pro-forma Consolidated Financial Statements are contained at Exhibit 99.2 to this Report and are also hereby incorporated by reference into this Report.

Basis of Presentation of Financial Information

On July 6, 2009, the Agreement and Plan of Reorganization between Croff and America’s Minority Health Network was entered into through which the former shareholders of America’s Minority Health Network became shareholders of Croff on July 27, 2009. Prior to the Agreement, we had abandoned our previous business. Consequently, as a result of the Transaction, we commenced the business of America’s Minority Health Network. Because America’s Minority Health Network became the successor business to Croff and because the operations and assets of America’s Minority Health Network represent our entire business and operations from the closing date of the Agreement, our management’s discussion and analysis and audited and unaudited financial statements are based on the consolidated financial results of Croff and its wholly owned subsidiary America’s Minority Health Network for the relevant periods.

SUMMARY OF KEY RESULTS

Overview

Our Company’s sole business is that of our subsidiary, America’s Minority Health Network. America’s Minority Health Network is a place-based provider of digital video education for medical practices who primarily service minorities. America’s Minority Health Network provides a digital platform to increase African-American health education awareness, while providing relevant advertising that can increase the longevity and well-being of African-American men and women. America’s Minority Health Network has created a viable solution to meet the needs of physicians who are constantly searching for ways to better inform their patients and for advertisers that are searching for ad space to communicate African-American specific products.

Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Historical Results for Fiscal Year Ended December 31, 2008 and 2007

Croff had no active operations for the year ended December 31, 2008. As a result of restructuring in December 2007, Croff transferred its oil and gas assets, related bank accounts, and all related assets and liabilities to a new wholly-owned subsidiary and immediately exchanged all the shares of the subsidiary for Croff’s outstanding shares of Series B Preferred Stock (all of which were subsequently cancelled). Due to these events, comparisons to previous years are not necessarily indicative of actual operating results. Revenue and expenses listed below reflect the operations of America’s Minority Health Network which was incorporated in April 2009.

Historical Results for the period from inception (April 2, 2009) through June 30, 2009

Revenues and Cost of Revenues

America’s Minority Health Network had no revenue or cost of revenues during the above referenced period.

Operating Expenses

America’s Minority Health Network’s operating expenses consisted of costs associated with service and maintenance of the programming provided via broadband delivery to subscribing offices. Operating expenses for the above referenced period were $1,305.

General and Administration Expenses

America’s Minority Health Network’s general and administrative expenses consisted of accounting and administrative costs, professional fees and other general corporate expenses. General and administrative expenses for the above referenced period were $516,346.

Selling Expense

America’s Minority Health Network’s selling expenses consisted of travel expenses, attendance at selected conferences and mailing expenses. Selling expenses for the above referenced period were $10,111.

Liquidity and Capital Resources

As of June 30, 2009, Croff’s cash balance was $8,071 while America’s Minority Health Network maintained a balance of $75,960. Outstanding debt as of June 30, 2009 totaled $170,047 including $100,700 in loans from related parties. The Company’s working capital as of June 30, 2009 was $337,484.

Commitments and Contingencies

On June 1, 2009, America’s Minority Health Network signed an agreement with Sky Kelley that Ms. Kelley would agree to sign a three-year employment agreement with the Company to perform the duties of President and Chief Executive Officer. America’s Minority Health Network agreed to grant Ms. Kelley an equity position equal to twenty-five percent (25%), or 250 shares, of the authorized stock of America’s Minority Health Network. Until such time as an employment agreement has been entered into, the Company is paying Ms. Kelley $84,000 per year.

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we use in applying the critical accounting policies. Certain of these critical accounting policies affect working capital account balances, including the policies for revenue recognition, allowance for doubtful accounts, inventory reserves and income taxes. These policies require that we make estimates in the preparation of our financial statements as of a given date.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Use of Estimates

The financial statements of the Croff have been prepared using GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from those estimates.

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, short-term marketable securities, long-term investments and trade accounts receivable. Although the Company deposits its cash with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

Revenue Recognition

The Company derives its revenue from the sale of advertising spots on its subsidiary’s educational network.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and related interpretations, SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 — Revenue Recognition. For arrangements outside the scope of SOP 97-2, the Company evaluates if multiple elements can be accounted for separately in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are comprised of money market funds. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable

The Company’s accounts receivable are derived from direct customers. Collateral is not required for accounts receivable. The Company will record an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses will require the use of estimates and the actual results may differ from these estimates.

Income Taxes

The Company provides for income taxes using the asset and liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credit and loss carry-forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of sufficient future taxable income during the period in which the deferred tax assets are recoverable. Management assesses the likelihood that the deferred tax assets will be recovered from future taxable income and whether a valuation allowance is required to reflect any uncertainty. Management has determined that no such valuation allowance was necessary as of June 30, 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carry-forwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced. Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Recently Issued Accounting Pronouncements

SFAS No. 141(R) - In December 2007, the FASB issued Statement No. 141(R), “Business Combinations.” This Statement replaces FASB Statement No. 141, “Business Combinations.” This Statement retains the fundamental requirements in Statement No. 141 that the acquisition method of accounting (which Statement No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement No. 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of Statement No. 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating SFAS No. 141(R), and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 160 - In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an Amendment of ARB No. 51.” This Statement amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement No. 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. The Company is currently evaluating Statement No. 160 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 161 - In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement No. 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently evaluating Statement No. 161 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 162 - In May 2008, the FASB issued Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements presented in conformity with generally accepted accounting principles in the United States of America. This Statement will be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not believe the implementation of this Statement will have a material impact on its consolidated financial statements.

PROPERTIES

Our principal executive offices are located at 345 North Maple Drive, Suite 208, Beverly Hills, California 90210. We have never owned any real property. Our current premises are being provided at no charge by one of our principal shareholders and primary vendors, Seatac Digital Resources, Inc. We believe that the condition and size of our current premises are satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following alphabetical table sets forth the ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers, and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 15,215,210 shares of Common Stock outstanding as of July 27, 2009. Except as otherwise listed below, the address of each person is c/o Croff at 345 North Maple Drive, Suite 208, Beverly Hills, California 90210.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class
Sky Kelley President/CEO/Director	Common	3,423,422	22.50%
Donald R. Mastropietro Chief Financial Officer	Common	684,684	4.50%
Kimberly Sarubbi (2) Director	Common	4,108,107	27.00%
Robin Tjon(3) Secretary and Director	Common	4,108,107	27.00%
Andrew Golden Director	Common	0	0.00%

All directors and executive officers as a group (5 persons):	Common	12,324,320	81.00%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and general includes voting or investment power with respect to securities. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that said listed stockholder is or will be a direct or indirect beneficial owner of those shares.

(2)	Includes 4,108,107 shares beneficially owned by Saddle Ranch Productions, Inc., a corporation for which Ms. Sarubbi serves as President and sole director.
(3)	Includes 4,108,107 shares beneficially owned by Seatac Digital Resources, Inc., a corporation for which Ms. Tjon serves as President and sole director.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our Company and operating subsidiary. All directors of our Company and our subsidiary hold office until the next annual meeting of shareholder or until their successors have been elected and qualified. The executive officers of our Company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office. Unless otherwise indicated below, all officers and directors were elected or appointed on July 27, 2009.

NAME	AGE	POSITION
Executive Officers and Directors:

Sky B. Kelley	25	President, Chief Executive Officer, Director
Donald R. Mastropietro	60	Chief Financial Officer
Robin Tjon	64	Secretary and Director
Kimberly Sarubbi	35	Director
Andrew Golden	33	Director

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our Company and operating subsidiary, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Sky B. Kelley

President, Chief Executive Officer, and Director of Croff

President and Chief Executive Officer of America’s Minority Health Network

Sky B. Kelley serves as President, Chief Executive Officer and Director of the Company and as the President and Chief Executive Officer of our operating subsidiary. She is the former Director of Advertising Sales for Care Media Holdings where she sold advertising for KidCARE Medical Television Network, Inc., Women’s HealthCARE Television Network, Inc., and PetCARE Television Network, Inc. Ms. Kelley began her career at the age of 19 working in the financial services industry in the Wealth Management division of Morgan Keegan. From there she spent time working at Banc of America Securities as a Commercial Mortgage-Backed Securities Analyst. After successfully completing the graduate training program at UBS at the top of her class, she started work in Derivative Sales handling new business acquisitions as well as marketing and strategic planning. Because of her success in that area, Ms. Kelley was quickly invited to become one of the first participants of the newly formed Early Career Mobility Program, a management fast-track program for the company’s top management prospects, and was reassigned to work in London, England. In London, she worked as a global Equities Sales-Trader on the international desk covering clients in the U.S. and Asia.

Ms. Kelley decided to take her career to a different level by fusing her business background with her long held interest in media. She spent time taking classes in Digital Media Marketing at NYU before being offered her position at Care Media Holdings. She is a graduate of University of North Carolina (Chapel Hill), and is fluent in both written and spoken French. Ms. Kelley holds her NASD Series 7, 63, 5 and 3 licenses as well as an FSA 3 license in London. She is one of the founders and advocates of PEACE INC., a 501(c)(3) non-profit organization in New Jersey that empowers youth and families with education and skills for success. She is also a member of the Advertising Women of NY.

Donald R. Mastropietro

Chief Financial Officer of Croff

Chief Financial Officer of America’s Minority Health Network

Donald R. Mastropietro served as the Chief Financial Officer of the Company and its operating subsidiary. Mr. Mastropietro has provided financial accounting solutions for private and public companies since 1972. Proficient in all areas of financial reporting and analysis of proposed merger and acquisitions, he has served in high level accounting and financial positions for public companies involved in medical programming, placed-based media networks, hand-held computer design and manufacturing, and manufacturing of telecommunication equipment.

From October 2003 to the present date, Mr. Mastropietro has served as President of Back Office Consultants, Inc., a consulting firm he co-founded to provide financial accounting and management consulting to public and private companies. From August 2002 to April 2007, he served as Vice President Finance, Chief Financial Officer and Treasurer of Medical Media Television, Inc., a place-based media company. From May 1999 to August 2002, served as Corporate Secretary and held accounting positions with Intelliworxx, Inc., a publicly traded company specializing in the design, manufacture, and sale of hand-held computers. From 1996 until he joined Intelliworxx, Mr. Mastropietro worked as a financial consultant for several public and private companies. Mr. Mastropietro graduated in 1970 from Ohio Northern University with a BA in Business Administration with an Accounting concentration.

Robin Tjon

Secretary and Director of Croff

Secretary and Sole Director of America’s Minority Health Network

Robin Tjon serves as Secretary and Director of the Company and is the Secretary and sole director of its operating subsidiary. Ms. Tjon has served as the President and sole director of Seatac Digital Resources, Inc. since its inception in March 2008. Seatac is a principal shareholder and vendor of our Company’s operating subsidiary and is responsible for system integration, total network management and overall health of our network. From 1997 through 2008, Ms. Tjon served as controller of IVI Communications, Inc., a reporting company trading on the OTCBB, and its subsidiary’s ISP operating companies. Since 2004, Ms. Tjon has also served as the controller of Broadspot World Wide Wireless, Inc., a public company specializing in the business of providing wireless broadband service to underserved areas of the U.S.

Ms. Tjon has 45 years of experience in both public and private companies in the aerospace, mining, restaurant, and Internet service provider industries. She has also owned her own business providing accounting and support services to small businesses. She has been hands-on in the operations side of the business with the acquisition and roll-up of subsidiaries, the sale of subsidiary companies, and the implementation of standardized accounting and billing procedures for these multi-subsidiary companies. Ms. Tjon attended Grossmont College and Moorhead State University studying accounting and business.

Kimberly Sarubbi

Director of Croff

Kimberly Sarubbi serves as a Director of the Company. Ms. Sarubbi serves as the President and CEO of Saddle Ranch Productions, Inc., one of our strategic vendors. With her 16 years of experience managing advertising sales and marketing for television production, her past successes include establishing the trade show sales program for My Pet TV (MPTV). MPTV, a producer of pet programming based at Universal Studios in Orlando, Florida put a half dozen TV series, including the highly successful “Petsville Shopping Club on QVC,” into syndication. Each of these TV series was sponsored by anchor advertisers secured by Sarubbi. When MPTV was sold to a group of LA investors, Sarubbi relocated to Los Angeles, California to personally supervise a seamless transition for her advertisers. While directing this transition,

Sarubbi sourced product for “Petsville Shopping Club” hosted by veterinarian Dr. Jeff Werber. “Petsville Shopping Club,” which transitioned from its QVC roots to television syndication, boosted both advertising and product sales for its revenue lines.

In 2004, Ms. Sarubbi started Saddle Ranch Productions which has become one of the largest producers of place-based media programming. Saddle Ranch Productions produces over 300 segments yearly as well as documentaries and low budget movies. Ms. Sarubbi graduated from the University of Central Florida in 1997 with a B.A. in Organizational Communications

Andrew Golden

Director of Croff

Andrew Golden serves as a Director of the Company. Mr. Golden’s background includes financial analysis and strategic design, business development, and marketing. For the last ten years, Mr. Golden has successfully lead teams in strategic and financial planning to develop new joint-venture agreements for business development in the United Kingdom, Brussels, New Zealand, and Brazil.

Since 2008, Mr. Golden has served as Director of Corporate Finance for Media Capital Partners, LLC, a boutique advisory and consultancy firm specializing in management consulting, mergers and acquisitions, and strategic and financial planning. From 1999 to 2008, Mr. Golden was the Managing Director of the Institute for Conflict Management, LLC where he helped create and pioneer use of the Issue Review Board, a proactive dispute resolution concept in public and private real estate development. Mr. Golden is a graduate of the Marshall School of Business’ Lloyd Greif Center for Entrepreneurial Studies and holds a B.S. from the University of Southern California. He is a previous winner of the “Dr. Richard H. Buskirk Pound the Pavement Award” for outstanding footwork in the development of a Business Venture Proposal.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The below table lists the compensation of the principal executive officers of the Company prior to and after the Closing of the Transaction outlined herein. The compensation of the former principal executive officers includes compensation for each of the years ending ended December 31, 2008 and 2007 as well as the compensation paid from January 1, 2009 through the Closing of the Transaction. The compensation of the current principal executive officer includes compensation paid from inception of the Company’s recently acquired subsidiary, America’s Minority Health Network, through the Closing of the Transaction. No compensation has been recorded for any executive officers of the Company from the Closing of the Transaction through the date of this Report.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)	All other and annual Compensation and LTIP Payouts ($)	Securities under Options/ SARS Granted (#)	Restricted Shares or Restricted Share Units (#)

Gregory R. Woodhill(1) Former principal executive officer]	2009	0	0	$3,500	0	0
	2008	0	0	$2,500	0	0
	2007	0	0	0	0	0

Gerald L. Jensen(2) Former principal executive officer	2009	0	0	0	0	0
	2008	$1	0	$10,000	0	0
	2007	$54,000	0	$1,620	0	0

Sky Kelley(3) Principal Executive Officer	2009	$14,000	0	0	0	0
	2008	0	0	0	0	0
	2007	0	0	0	0	0

(1)

Mr. Woodhill served as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary and a director from June 17, 2008 through the Closing of the Transaction. He was not an employee of the Company, but received $500 per month for his services pursuant to a consulting arrangement with the Company.

(2)

Mr. Jensen served as the Company’s principal executive officer until June 18, 2008 when he resigned all positions. His compensation includes $1,620 in 2007 consisting of an annual IRA contribution and $10,000 in 2008 as compensation for being a director of the Company.

(3)	Includes compensation paid by America’s Minority Health Network for the months of May and June 2008.

Employment Arrangements

As of the Closing of the Transaction, all employment and other compensation arrangements with the Company’s executive officers who served prior to the date of the Transaction were terminated.

On June 1, 2009, America’s Minority Health Network signed an agreement with Sky Kelley that Ms. Kelley would agree to sign a three-year employment agreement with the Company to perform the duties of President and Chief Executive Officer. America’s Minority Health Network agreed to grant Ms. Kelley an equity position equal to twenty-five percent (25%), or 250 shares, of the authorized stock of America’s Minority Health Network (which after the Closing of the Transaction resulted in her ownership of 3,423,422 shares or 22.5% of the outstanding shares of Croff). Until such time as an employment agreement has been entered into, the Company is paying Ms. Kelley $84,000 per year.

America’s Minority Health Network has an arrangement with Donald R. Mastropietro wherein he will serve as the Company’s Chief Financial Officer for $36,000 per year. Mr. Mastropietro has agreed to defer all compensation until such time as the Company receives funding under a major commitment.

There are no other agreements or arrangements under which any executive officer of the Company or its operating subsidiary is paid.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that is applicable to its principal executive officer, principal accounting officer and/or controller, principal financial officer, and any persons performing similar functions. A copy of the Company’s Code of Ethics and Business Conduct was attached as an exhibit to its Form 10-K (see “Item 15. Exhibits, Financial Statement Schedules”) filed with the SEC on March 18, 2009 and is included herein by reference.

Audit Committee

After the Closing, Croff has four people serving on its Board of Directors, none of whom is an audit committee financial expert. The Company does not currently maintain a separate audit committee; instead, the Company’s entire Board of Directors performs any tasks required of that committee when appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

During the quarters ended March 31, 2009 and June 30, 2009 and through the date of this Report, there are no former or current significant beneficial shareholders who failed to file timely reports of beneficial ownership pursuant to reporting provisions of Section 16(a).

Director Compensation

Since June 17, 2008, the Company has not paid any compensation to its directors for their service. We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursements for reasonable travel and other out-of-pocket expenses in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our Company other than services ordinarily required of a director.

Advisory Board

America’s Minority Health Network plans to appoint a medical Advisory Board whose primary function will be to review and approve both the health education segments and the advertisers. This board will be diverse in geography and medical specialty, being representative of the minorities covered by the network. Currently, there has been no compensation terms discussed and no members to the Advisory Board have been appointed. Members of the Advisory Board will be selected from the network’s first 100 subscribers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

INDEPENDENCE

Registration Rights Agreement

Pursuant to the terms of the Transaction, Croff entered into a Registration Rights Agreement with Terrace Lane, LLC covering the 403,802 shares that it was issued post-Closing which granted piggy-back registration rights as set forth therein. A copy of the Registration Rights Agreement in attached as an exhibit to this Report.

Promissory Notes

On June 1, 2009, Seatac Digital Resources, Inc. (“Seatac”) made a loan of $100,000 to America’s Minority Health Network under a demand promissory note that accrues interest at the rate of five percent (5%) per annum.

On July 21, 2009, Seatac made a loan of $100,000 to America’s Minority Health Network under a demand promissory note that accrues interest at the rate of five percent (5%) per annum.

Seatac is a major shareholder of the Company and its President and sole Director, Robin Tjon, serves as one of our Company’s directors.

Loan Commitment

On June 30, 2009, Seatac issued a letter of commitment to America’s Minority Health Network that in order to assure working capital for the network, Seatac was prepared to loan America’s Minority Health Network up to $500,000. As outlined above, on July 21, 2009, Seatac provided $100,000 under this letter of commitment.

Seatac is a major shareholder of the Company and its President and sole Director, Robin Tjon, serves as one of our directors.

Director Independence

The Company does not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees. There are no members of the reconstituted Board of Directors that qualify as “independent” directors under the applicable definition of the Nasdaq Global Market (“Nasdaq”) listing standards although Croff’s securities are not currently traded on an exchange or on Nasdaq which would require that the Board of Directors include a majority of directors that are “independent.

LEGAL PROCEEDINGS

Currently, we are not a party to any pending legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

Market Information

Our Common Stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol “COFF.” The following table shows the price range of our Common Stock for each quarter ended during the last two fiscal years. The below quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Prices listed are historic prices and were not adjusted to reflect the 3:1 Forward Split that was effective on July 27, 2009.

Quarter Ended	High	Low
Fiscal Year 2009
First Quarter	$1.50	$1.01
Second Quarter	$1.01	$0.51

Fiscal Year 2008
First Quarter	$1.01	$0.51
Second Quarter	$2.00	$0.51
Third Quarter	$2.00	$1.50
Fourth Quarter	$1.50	$1.50

Fiscal Year 2007
First Quarter	$3.00	$1.75
Second Quarter	$2.75	$2.00
Third Quarter	$2.50	$2.00
Fourth Quarter	$1.75	$1.00

Holders

As of July 27, 2009, after giving effect to the Closing of the Transaction and the issuance of shares thereunder, there were approximately 1,113 holders of record of our Common Stock.

Dividends

In June 2008, we declared a dividend on our Common Stock of $0.40 per share which dividend was paid in connection with the closing of the Company’s oil and gas operations. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

We are authorized to issue an aggregate of 60,000,000 shares of capital stock, 50,000,000 of which are Common Stock, par value $.10 per share, and 10,000,000 are shares of preferred stock, no par value per share. As of the Closing Date of the Transaction, 15,215,210 shares of our Common Stock were issued and outstanding and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes. We are authorized to issue up to 50,000,000 shares of Common Stock, par value $.10 per share, which shares are non-assessable.

Voting. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Our Common Stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends. Subject to the preferential dividend rights and consent rights of any series of Preferred Stock that we may from time to time designate, holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available.

Liquidation and Dissolution. In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of Preferred Stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

We are currently authorized to issue up to 10,000,000 shares of Class “A” Preferred Stock, no par value per share. The shareholders of Class “A” Preferred Stock shall have preference to shareholders of our Common Stock as to assets upon liquidation. Dividends on Class “A” Preferred Stock may be set from time to time by the Board of Directors.

The descriptions of the our Common Stock and Class “A” Preferred Stock above are only summaries and are qualified in their entirety by the provisions of the Company’s Articles of Incorporation and Bylaws, copies of which are attached or referenced as exhibits to this Report and are incorporated by reference herein.

Stock Option Plans

The Company currently has no securities authorized for issuance under any equity compensation or stock option plans.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Articles of Incorporation (the “Company’s Articles”) provide for indemnification as officers, directors and employees who are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company’s Articles also indemnify any officer, director or employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation.

The Company’s Articles also provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the Company’s Articles.

The Company’s Articles provide that the corporation may purchase and maintain insurance for indemnification of the corporation and the directors, officers, employees, and agents of the corporation to the full extent and in the manner permitted by the Company’s Bylaws and the laws of the State of Utah.

Unless a corporation’s articles of incorporation provide otherwise, Section 16-10a-907 of the Utah Revised Business Corporation Act (the “Utah Act”) provides that (i) an officer or director of the corporation is entitled to mandatory indemnification under Section 16-10a-903 and is entitled to apply for court-ordered indemnification under Section 16-10a-905, and (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

Section 16-10a-903 provides for mandatory indemnification of a corporation’s director who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he was successful.

Section 16-10a-909 provides for limitations on indemnification of directors in that a provision treating a corporation’s indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or by laws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with the Utah Act. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistence with the corporation’s articles of incorporation. The Utah Act does not limit a corporation’s power to pay or reimburse expenses incurred by a director in connection with the director’s appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

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Item 3.02	Unregistered Sales of Equity Securities.

As previously mentioned herein, pursuant to and in conjunction with the Agreement, the Company issued:

•	2,035,146 shares of its Common Stock pursuant to the aforementioned Forward Split;

•	13,693,689 shares of its Common Stock to the shareholders of America’s Minority Health Network in exchange for 100% of their ownership in America’s Minority Health Network; and

•	403,802 shares of its Common Stock to Terrace Lane, LLC.

The 13,693,689 shares issued to the shareholders of America’s Minority Health Network and the 403,802 shares issued to Terrace Lane, LLC were issued with a restrictive legend that the shares had not been registered under the Securities Act of 1933. Of the 2,035,146 shares issued pursuant to the aforementioned Forward Split, 1,316,200 shares were issued with a restrictive legend that the shares had not been registered under the Securities Act of 1933, The exchange of the securities pursuant to the Transaction was conducted pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

Item 5.01	Changes in Control of Registrant.

As previously mentioned herein, pursuant to the Closing of the Transaction, the company issued 13,693,689 shares of its Common Stock to the shareholders of America’s Minority Health Network in exchange for 100% of their ownership therein. Prior to the subject Transaction, the shareholders of America’s Minority Health Network owned no shares of the Company.

On the Closing Date of the subject Transaction, and after giving effect to (i) the Forward Split, (ii) the surrender of 1,935,000 shares owned by Terrace Lane, LLC, (iii) the issuance of 403,802 shares to Terrace Lance, LLC, and (iv) the issuance of the Croff Common Stock in exchange for all of the outstanding shares of America’s Minority Health Network, there will be 15,215,210 shares of Common Stock of Croff issued and outstanding. The aggregated beneficial ownership on a fully diluted basis is as follows:

•

The persons who exchanged their shares of America’s Minority Health Network stock in connection with the Transaction acquired an aggregate beneficial ownership of ninety percent (90%) of the issued and outstanding shares of Common Stock of Croff; and

•

Persons beneficially owning 100% of the shares of Common Stock of Croff immediately prior to the consummation of the Transaction were diluted to an aggregate beneficial ownership of ten percent (10%) of the issued and outstanding shares of Common Stock of Croff.

After the Closing, the shareholders of America’s Minority Health Network own 13,693,689 (or 90%) of the Company’s 15,215,210 outstanding shares of Common Stock with the other 1,521,521 (or 10%) of the outstanding shares of Common Stock being collectively owned by approximately 1,108 shareholders.

In conjunction with the Closing of the Transaction, all officers and directors of Croff prior to the Transaction resigned and the officers and directors of America’s Minority Health Network assumed the same roles in the Company as they hold in America Minority Health Network. There are no other arrangements or understandings regarding the Transaction that are not outlined within the aforementioned Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in the Majority of the Directors Serving on our Board

In connection with the Transaction, all directors serving on the Croff Board of Directors immediately prior to the Transaction resigned and the following four individuals were elected as directors:

Sky Kelley

Robin Tjon

Kimberly Sarubbi

Andrew Golden

Information on each of the new directors is set forth herein at Directors and Executive Officers.

Change in Officers

In connection with the Transaction, all officers of Croff immediately prior to the Transaction resigned and individuals serving as officers of America’s Minority Health Network were appointed to serve as officers of Croff. The new officers are:

Sky Kelley	President and Chief Executive Officer
Donald R. Mastropietro	Chief Financial Officer
Robin Tjon	Secretary

Officers serve at the pleasure of the Board. Information on each of the new officers is set forth herein at Directors and Executive Officers.

Item 5.06	Change in Shell Company Status.

Pursuant to the Transaction disclosed in Items 1.01 and 2.01 of this Report, the Company experienced a change in control and ceased being a shell company as of July 27, 2009, the Closing Date of the Transaction described herein. Reference is made to the disclosures set forth in Item 1.01 - “Agreement and Plan of Reorganization” and in Item 2.01 - “Consummation of Transaction and Payment of Transaction Consideration.”

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

See Financial Statements of America’s Minority Health Network, Inc. for period from inception (April 2, 2009) through June 30, 2009 attached hereto at Exhibit 99.1.

(b)	Pro Forma Financial Information:

See Unaudited Proforma Consolidated Financial Statements attached hereto at Exhibit 99.2.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document
2.01	July 6, 2009	Agreement and Plan of Reorganization among Croff Enterprises, Inc., AMHN Acquisition Corp., America’s Minority Health Network, Inc., and the Major Shareholders. (1)

10.01	June 1, 2009	Promissory Note for $100,000 from Seatac Digital Resources, Inc. to America’s Minority Health Network, Inc.*

10.02	June 27, 2009	Registration Rights Agreement between Terrace Lane, LLC and the Company*

10.03	June 30, 2009	Loan Commitment Letter from Seatac Digital Resources, Inc. to America’s Minority Health Network, Inc.*

10.04	July 21, 2009	Promissory Note for $100,000 from Seatac Digital Resources, Inc. to America’s Minority Health Network, Inc.*

99.1	n/a	Financial Statements of America’s Minority Health Network, Inc.*

99.2	n/a	Unaudited Proforma Consolidated Financial Statements*

(1)	Filed as an exhibit to Form 8-K filed with the SEC on July 10, 2009.
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009	CROFF ENTERPRISES, INC.

	By:	/s/ Sky Kelley
Sky Kelley, Chief Executive Officer